MASTR 04-1 (preliminary structure)     Date:01/16/2004   08:55:12

==================================================================================================================================================

 UBS Investment Bank

|CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890

|Pac Bands  I:   0-   0  II:   0-   0  III:   0-   0

 Closing Date:

|WHOLE  30 year  Pricing Speed: 250 PSA

|PacI %: 0.00   Indices:  1ML  1.120

 First Pay: 2/25/2004

|WAC:5.31   WAM:178.00

|

==================================================================================================================================================

Tranche		Coupon	Payment	Aver.	Dur	Tx	Spread	Yield	Price	Description	Day	Deal%
Name	Bal(MM)		Window	Life		Yr	bp		%		Del
2A1	22,037,664.20	5.00000	2/04-11/18	4.85		4					24	96.81

3A2	8,954,000	1.57000	2/04- 6/11	3.48		3				" 1ML + 0.450000 cap: 8.000000	0	10.53
3A3	8,954,000	6.43000	2/04- 6/11	3.48		3				" 7.550 + -1.000 * 1ML cap: 7.550	0	10.53
3A1	49,247,000	4.75000	2/04- 6/11	3.48		-2					24	57.94
3A4	4,642,000	5.25000	2/04-12/11	5.36		-2					24	5.46
3A5	4,805,000	5.25000	12/11- 6/13	8.58		-2					24	5.65
3A6	6,082,000	5.25000	6/13-11/33	13.87		30					24	7.16
3A7	7,500,000	5.25000	2/09-11/33	11.19		10					24	8.82
3A8	1,000,000	5.25000	2/09-11/33	11.19		10					24	1.18

4A1	20,000,000	4.50000	2/04-11/18	4.71		4					24	37.76
4A2	1,000,000	4.50000	2/04-11/18	4.71		4					24	1.89
4A3	30,920,441	4.50000	2/04-11/18	4.71		-2					24	58.38

5A15	22,121,875	4.00000	2/04- 3/07	1.90		-2					24	11.34
5A16	32,523,410	1.42000	2/04-10/15	4.32		-2				" 1ML + 0.300000 cap: 8.000000	0	16.68
5A17	32,523,410	6.58000	2/04-10/15	4.32		-2				" 7.700 + -1.000 * 1ML cap: 7.700	0	16.68
5A18	48,125,715	4.50000	3/07-10/15	5.99		-2					24	24.68
5A19	6,452,000	5.50000	10/15-11/33	15.28		-2					24	3.31
5A1	15,087,000	5.50000	2/04- 9/07	2.13		2					24	7.74
5A10	3,500,000	8.30000	2/04- 9/07	2.13		2				" 9.400 + -1.000 * 1ML cap: 9.400	24	1.79
5A9	15,966,666	2.70000	2/04- 9/07	2.13		2					24	8.19
5A11	3,979,260	13.78481	2/04- 9/07	2.13		2					24	2.04
5A12	554,074	9.00000	2/04- 9/07	2.13		2				" 132.750 + -22.500 * 1ML cap: 9.000	24	0.28
5A5	1,000,000	5.50000	2/04- 9/07	2.13		2				"lottery	24	0.51
5A2	5,624,000	5.50000	9/07- 6/08	4.02		4					24	2.88
5A6	1,000,000	5.50000	9/07- 6/08	4.02		4				"lottery	24	0.51
5A3	5,268,000	5.50000	6/08-10/09	4.98		4					24	2.70
5A7	1,500,000	5.50000	6/08-10/09	4.98		4				"lottery	24	0.77
5A4	10,798,000	5.50000	10/09-11/33	11.71		10					24	5.54
5A8	1,500,000	5.50000	10/09-11/33	11.71		10				"lottery	24	0.77
5A13	19,000,000	5.50000	2/09-11/33	10.88		10					24	9.74
5A14	1,000,000	5.50000	2/09-11/33	10.88		10					24	0.51

--------------------------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================================

Collateral
GROUP2:
Type	Balance	Coupon	Prepay	WAM	Age	WAC
WHOLE	13,755,796	5.216	PSA 250	178	1	5.481
WHOLE	9,007,200	4.787	PSA 250	178	1	5.042
Collateral
GROUP3:
Type	Balance	Coupon	Prepay	WAM	Age	WAC
WHOLE	50,932,345	5.434	PSA 275	358	1	5.686
WHOLE	34,067,655	5.203	PSA 275	358	1	5.455
GROUUP5:
Collateral
Type	Balance	Coupon	Prepay	WAM	Age	WAC
WHOLE	200,000,000	5.500	PSA 300	358	1	5.950

   The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.